UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 12, 2009

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-154975 (Commission File Number)	90-0413866 (IRS Employer Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 12, 2009, TNP Strategic Retail Operating Partnership, LP (the “Operating Partnership”), a Delaware limited liability company and subsidiary of the registrant, TNP Strategic Retail Trust, Inc. (the “Company”), entered into a revolving credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent for itself and the other lenders named in the Credit Agreement (the “Lenders”), to establish a revolving credit facility with a maximum aggregate borrowing capacity of up to $15,000,000. The proceeds of the revolving credit facility may be used by the Operating Partnership for investments in properties and real estate-related assets, improvement of properties, costs involved in the ordinary course of the Operating Partnership’s business and for other general working capital purposes; provided, however, that prior to any funds being advanced to the Operating Partnership under the revolving credit facility, KeyBank shall have the authority to review and approve, in its sole discretion, the investments which the Operating Partnership proposes to make with such funds, and the Operating Partnership shall be required to satisfy certain enumerated conditions set forth in the Credit Agreement, including, but not limited to, limitations on outstanding indebtedness with respect to a proposed property acquisition, a ratio of net operating income to debt service on the prospective property of at least 1.35 to 1.00 and a requirement that the prospective property is to be 100% owned, directly or indirectly, by the Operating Partnership. The Operating Partnership borrowed $675,525 under the revolving credit facility on November 12, 2009.
     The entire unpaid principal balance of all borrowings under the revolving credit facility and all accrued and unpaid interest thereon will be due and payable in full on November 11, 2010. Borrowings under the revolving credit facility will bear interest at a variable per annum rate equal to the sum of (i) 4.25% plus (ii) the greater of (a) 3.0% or (b) 30-day LIBOR as reported by Reuters on the day that is two business days prior to the date of such determination, and accrued and unpaid interest on any past due amounts will bear interest at a variable LIBOR-based rate that in no event shall exceed the highest interest rate permitted by applicable law. The Operating Partnership paid KeyBank a one time $150,000 commitment fee in connection with entering into the Credit Agreement and will pay KeyBank an unused commitment fee of 0.50% per annum.
     The Credit Agreement contains customary covenants, including, without limitation, limitations on distributions, the incurrence of debt and the granting of liens. The Credit Agreement provides that it shall be an event of default if the Company ceases to own, directly or indirectly, 100% of the general partnership interests in the Operating Partnership and the Company or any of its affiliates cease to own, directly or indirectly, at least 75% of the limited partnership interests in the Operating Partnership. The Credit Agreement also provides for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, breaches of covenants, representations and warranties, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults. Upon an uncured event of default under the Credit Agreement, KeyBank may, at its option, declare that all amounts outstanding under the revolving credit facility are immediately due and payable in full. Pursuant to the Credit Agreement, upon certain events, including, but not limited to, the issuance of equity securities by the Company or the Operating Partnership, the sale or refinancing of any assets of the Operating Partnership and the collection of any insurance or condemnation proceeds as a result of any damage to or condemnation of any property owned by the Operating Partnership (each a “Capital Event”), an amount equal to the net proceeds received by the Company or the Operating

Partnership, as applicable, as a result of such Capital Event will be delivered to KeyBank and applied toward the payment of any outstanding amounts due under the revolving credit facility. The Operating Partnership may, upon prior written notice to KeyBank, prepay the principal of the borrowings then outstanding under the revolving credit facility, in whole or in part, without premium or penalty.
     The performance of the obligations of the Operating Partnership under the Credit Agreement are secured by (i) pledges of all of the Operating Partnership’s and the Company’s respective direct and indirect equity ownership interests in any entity, subject to certain limitations and exceptions, and (ii) guarantees (each a “Guaranty” and collectively the “Guarantees”) granted to KeyBank for the benefit of the Lenders by the Company, the Company’s sponsor, Thompson National Properties, LLC (“Thompson National”), and the Company’s Chairman and Chief Executive Officer, Anthony W. Thompson. In connection with the Guarantees, the Operating Partnership has agreed to reimburse Thompson National and Mr. Thompson for any payments made to KeyBank by Thompson National and Mr. Thompson pursuant to their respective Guarantees. In addition, as consideration for providing a Guaranty, the Operating Partnership has paid Thompson National a one-time fee of $25,000 and has agreed to pay Thompson National a fee upon the maturity of the credit facility equal to: (x) 0.25% multiplied by (y) the weighted-average amount of borrowings outstanding under the Credit Agreement during the term of the Credit Agreement.

Item 8.01	Other Events.
     The Company commenced its initial public offering of up to $1,100,000,000 in shares of its common stock on August 7, 2009. Pursuant to the terms of its public offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with CommerceWest Bank, N.A. until the Company received subscriptions aggregating at least $2,000,000. On November 12, 2009, the Company satisfied the conditions of its escrow agreement. As of November 16, 2009, the Company had accepted investors’ subscriptions for, and issued, 237,700 shares of its common stock, resulting in offering proceeds of $2,292,350.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: November 18, 2009	By:	/s/ Wendy J. Worcester
Wendy J. Worcester
Chief Financial Officer